Exhibit 99.1

Qualys Announces Fourth Quarter and Full Year 2021 Financial Results

2021 Revenue Growth of 13% Year-Over-Year

Q4 Revenue Growth of 16% Year-Over-Year

2021 GAAP EPS: $1.77; 2021 Non-GAAP EPS: $3.22

Q4 GAAP EPS: $0.55; Q4 Non-GAAP EPS: $0.84

FOSTER CITY, Calif., – February 10, 2022 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the fourth quarter and full year ended December 31, 2021. For the quarter, the Company reported revenues of $109.8 million, net income under United States Generally Accepted Accounting Principles (“GAAP”) of $21.8 million, non-GAAP net income of $33.8 million, Adjusted EBITDA of $49.6 million, GAAP net income per diluted share of $0.55, and non-GAAP net income per diluted share of $0.84. For the full year ended December 31, 2021, the Company reported revenues of $411.2 million, GAAP net income of $71.0 million, non-GAAP net income of $129.3 million, Adjusted EBITDA of $191.2 million, GAAP net income per diluted share of $1.77, and non-GAAP net income per diluted share of $3.22.

“We delivered strong operating results for the fourth quarter, reflecting a year of early progress advancing our go-to-market initiatives, significant platform innovation, and strong momentum heading into 2022,” said Sumedh Thakar, president and CEO of Qualys. “As we continue to invest and innovate, enterprises of all sizes are adopting the Qualys Cloud Platform to secure their environments, eliminate siloed solutions, and reduce legacy IT costs. This was again evidenced in the quarter by strong interest and adoption of our Vulnerability Management, Detection and Response (VMDR®) application with customer penetration now at 36%.”

Fourth Quarter 2021 Financial Highlights

Revenues: Revenues for the fourth quarter of 2021 increased by 16% to $109.8 million compared to $94.8 million for the same quarter in 2020.

Gross Profit: GAAP gross profit for the fourth quarter of 2021 increased by 17% to $86.1 million compared to $73.6 million for the same quarter in 2020. GAAP gross margin was 78% for both the fourth quarter of 2021 and 2020. Non-GAAP gross profit for the fourth quarter of 2021 increased by 17% to $88.8 million compared to $76.0 million for the same quarter in 2020. Non-GAAP gross margin was 81% for the fourth quarter of 2021 compared to 80% for the fourth quarter of 2020.

Operating Income: GAAP operating income for the fourth quarter of 2021 increased by 19% to $29.0 million compared to $24.4 million for the same quarter in 2020. As a percentage of revenues, GAAP operating income was 26% for both the fourth quarter of 2021 and 2020. Non-GAAP operating income for the fourth quarter of 2021 increased by 16% to $42.1 million compared to $36.2 million for the same quarter in 2020. As a percentage of revenues, non-GAAP operating income was 38% for both the fourth quarter of 2021 and 2020.

Net Income: GAAP net income for the fourth quarter of 2021 was $21.8 million, or $0.55 per diluted share, compared to $23.8 million, or $0.59 per diluted share, for the same quarter in 2020. As a percentage of revenues, GAAP net income was 20% for the fourth quarter of 2021 compared to 25% for the same quarter in 2020. Non-GAAP net income for the fourth quarter of 2021 was $33.8 million, or $0.84 per diluted share, compared to $28.6 million, or $0.71 per diluted share, for the same quarter in 2020. As a percentage of revenues, non-GAAP net income was 31% for the fourth quarter of 2021 compared to 30% for the same quarter of 2020.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the fourth quarter of 2021 increased by 14% to $49.6 million compared to $43.4 million for the same quarter in 2020. As a percentage of revenues, Adjusted EBITDA was 45% for the fourth quarter of 2021 compared to 46% for the same quarter in 2020.

Operating Cash Flow: Operating cash flow for the fourth quarter of 2021 increased by 3% to $39.9 million compared to $38.8 million for the same quarter in 2020. As a percentage of revenues, operating cash flow was 36% for the fourth quarter of 2021 compared to 41% for the same quarter in 2020.

Fourth Quarter 2021 Business Highlights

•

Launched a free 30-day Log4Shell Service to help organizations reduce risk. Qualys’ Web Application Scanning (WAS) solution was made available to help detect related vulnerabilities as its capabilities simulate the attack of Log4Shell exploits.

•

Announced the availability of Qualys’ Ransomware Risk Assessment Service to provide companies with visibility into their ransomware exposure and automate the patching and configuration changes needed to reduce risk immediately.

•	Integrated Infrastructure as Code (IaC) into Qualys’ CloudView solution, enabling detection and remediation early in the software development cycle to remove risk in the production environment.

•	Partnered with TD SYNNEX, a leading distributor and solutions aggregator, to further expand Qualys’ market opportunity throughout North America.

•

Expanded Qualys’ global presence with new cloud platform deployments in Australia and the United Kingdom to meet increased customer demand and allow regional customers the opportunity to adhere to local data sovereignty regulations.

•	Showcased the Company’s innovation and leadership to nearly 4,000 attendees at Qualys Security Conference.

•	Announced the Qualys board appointment of Bill Berutti, a cloud industry veteran with extensive experience in cloud and enterprise software.

Full Year 2021 Financial Highlights

Revenues: Revenues for 2021 increased by 13% to $411.2 million compared to $363.0 million for 2020.

Gross Profit: GAAP gross profit for 2021 increased by 13% to $321.7 million compared to $283.7 million for 2020. GAAP gross margin was 78% for both 2021 and 2020. Non-GAAP gross profit increased by 13% to $332.0 million for 2021 compared to $292.7 million for 2020. Non-GAAP gross margin was 81% for both 2021 and 2020.

Operating Income: GAAP operating income for 2021 was $87.7 million compared to $96.7 million for 2020. As a percentage of revenues, GAAP operating income was 21% for 2021 compared to 27% for 2020. Non-GAAP operating income for 2021 was $161.9 million compared to $143.0 million for 2020. As a percentage of revenues, non-GAAP operating income was 39% for both 2021 and 2020.

Net Income: GAAP net income for 2021 was $71.0 million, or $1.77 per diluted share, compared to $91.6 million, or $2.25 per diluted share for 2020. As a percentage of revenues, GAAP net income was 17% for 2021 compared to 25% for 2020. Non-GAAP net income for 2021 was $129.3 million, or $3.22 per diluted share, compared to non-GAAP net income of $117.0 million, or $2.87 per diluted share for 2020. As a percentage of revenues, non-GAAP net income was 31% for 2021 compared to 32% for 2020.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for 2021 increased by 13% to $191.2 million compared to $169.5 million for 2020. As a percentage of revenues, Adjusted EBITDA was 46% for 2021 compared to 47% for 2020.

Operating Cash Flow: Operating cash flow for 2021 was $200.6 million compared to $180.1 million for 2020. As a percentage of revenues, operating cash flow was 49% for 2021 compared to 50% for 2020.

Full Year 2021 Business Highlights

Market Recognition

•	The Qualys Research team was honored by the acclaimed Pwnie Awards at Black Hat USA 2021, receiving recognition for Best Privilege Escalation Bug and Most Under-Hyped Research.

•

Leading analyst firm Omdia recognized Qualys’ Cybersecurity Asset Management application for its ability to help organizations identify security risks based on actionable intelligence of potential security threats, and courses of action, rather than a flood of security alerts and notifications.

Products & Features

•

Introduced Cybersecurity Asset Management, which leverages vital context from the Qualys Cloud Platform to help security teams inventory their complete IT ecosystem, detect security gaps, and respond to risks, all from a unified platform.

•

Integrated new Zero-Touch Patch capabilities into Qualys’ Patch Management application to help companies proactively update their endpoints and servers as soon as patches are available to reduce overall risk.

•	Added real-time malware protection to Qualys’ Multi-Vector EDR application to provide customers with the ability to detect and block advanced threats including ransomware.

•	Extended Qualys’ VMDR to support the patching of Linux systems within the same platform that supports patching of Windows and third-party apps.

•	Extended the power of Qualys’ VMDR to Android and iOS/iPadOS for mobile devices to continuously assess device, OS, application and network vulnerabilities.

•

Introduced Qualys’ SaaS Detection and Response (SaaSDR) application to provide continuous visibility, assessment and compliance for critical SaaS applications such as Microsoft Office 365, Google Workspace and Zoom through a single interface.

Business Developments

•

Qualys’ VMDR selected by deepwatch to power the Managed Security Service Provider’s (MSSP) Managed Vulnerability Services offering and provide its customers with one click-access to additional Qualys solutions such as File Integrity Monitoring, Patch Management and Multi-Vector EDR.

•	Expanded our partnership with HCL Technologies to embed Qualys’ VMDR into its managed security services offering, the CyberSecurity Fusion Center.

•	Collaborated with Red Hat to offer joint customers enhanced security for both the container and host operating systems for Red Hat OpenShift.

•	Acquired TotalCloud to integrate its workflow management technology into the Qualys Cloud Platform to help customers build no-code, user-defined workflows and simplify security and compliance outputs.

Financial Performance Outlook

Based on information as of today, February 10, 2022, Qualys is issuing the following financial guidance for the first quarter and full year fiscal 2022. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below.

First Quarter 2022 Guidance: Management expects revenues for the first quarter of 2022 to be in the range of $112.5 million to $113.1 million, representing 16% to 17% growth over the same quarter in 2021. GAAP net income per diluted share is expected to be in the range of $0.51 to $0.53, which assumes an effective income tax rate of 29%. Non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.82, which assumes a non-GAAP effective income tax rate of 24%. First quarter 2022 net income per diluted share estimates are based on approximately 40.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2022 Guidance: Management expects revenues for the full year of 2022 to be in the range of $482.0 million to $485.0 million, representing 17% to 18% growth over 2021. GAAP net income per diluted share is expected to be in the range of $1.59 to $1.64. This assumes an effective income tax rate of 29%. Non-GAAP net income per diluted share is expected to be in the range of $2.87 to $2.92. This assumes a non-GAAP effective income tax rate of 24%. Full year 2022 net income per diluted share estimates are based on approximately 40.2 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its fourth quarter and full year 2021 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Thursday, February 10, 2022. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID # 3545138. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and automate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our momentum heading into 2022; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the first quarter and full year 2022; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the first quarter and full year 2022. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 3, 2021.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions and non-recurring items. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the first quarter and full year 2022 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the first quarter and full year 2022. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share are adjusted for non-recurring income tax items and tax effect of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 24% in 2022 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$109,780	$94,801	$411,172	$362,963
Cost of revenues (1)	23,728	21,221	89,439	79,226

Gross profit	86,052	73,580	321,733	283,737
Operating expenses:
Research and development (1)	22,399	18,643	81,289	72,548
Sales and marketing (1)	22,159	17,892	76,487	67,965
General and administrative (1)	12,445	12,633	76,274	46,570

Total operating expenses	57,003	49,168	234,050	187,083

Income from operations	29,049	24,412	87,683	96,654
Other income (expense), net:
Interest expense	4	(5)	—	(9)
Interest income	449	946	2,287	5,385
Other income (expense), net	202	(261)	(573)	7

Total other income, net	655	680	1,714	5,383

Income before income taxes	29,704	25,092	89,397	102,037
Income tax provision	7,883	1,276	18,437	10,465

Net income	$21,821	$23,816	$70,960	$91,572

Net income per share:
Basic	$0.56	$0.61	$1.82	$2.34

Diluted	$0.55	$0.59	$1.77	$2.25

Weighted average shares used in computing net income per share:
Basic	38,891	39,168	39,030	39,167

Diluted	40,031	40,440	40,118	40,740

(1) Includes stock-based compensation as follows:
Cost of revenues	$1,080	$801	$3,782	$2,767
Research and development	3,230	3,615	10,750	13,502
Sales and marketing	1,967	1,484	6,323	5,785
General and administrative	5,084	4,204	46,724	17,981

Total stock-based compensation	$11,361	$10,104	$67,579	$40,035

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$137,328	$74,132
Short-term marketable securities	267,960	281,892
Accounts receivable, net	108,998	100,179
Prepaid expenses and other current assets	32,112	19,142

Total current assets	546,398	475,345
Long-term marketable securities	111,198	98,458
Property and equipment, net	61,854	64,850
Operating leases - right of use asset	37,016	44,838
Deferred tax assets, net	25,087	15,811
Intangible assets, net	6,545	12,006
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	17,814	16,864

Total assets	$814,559	$736,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,296	$731
Accrued liabilities	32,504	29,833
Deferred revenues, current	257,872	213,494
Operating lease liabilities, current	12,608	11,672

Total current liabilities	304,280	255,730
Deferred revenues, noncurrent	32,753	30,540
Operating lease liabilities, noncurrent	35,914	45,700
Other noncurrent liabilities	4,898	367

Total liabilities	377,845	332,337
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	477,323	401,359
Accumulated other comprehensive income (loss)	1,007	(484)
Retained earnings (accumulated deficit)	(41,655)	3,568

Total stockholders’ equity	436,714	404,482

Total liabilities and stockholders’ equity	$814,559	$736,819

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash flow from operating activities:
Net income	$70,960	$91,572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	35,897	32,845
Write-off of noncurrent asset	625	—
Bad debt expense	402	486
Loss on disposal of property and equipment	12	106
Stock-based compensation	67,579	40,035
Amortization of premiums on marketable securities	3,869	826
Deferred income taxes	(9,722)	3,512
Changes in operating assets and liabilities:
Accounts receivable	(9,221)	(22,631)
Prepaid expenses and other assets	(15,666)	(2,329)
Accounts payable	(32)	(389)
Accrued liabilities	9,322	5,126
Deferred revenues	46,591	30,927

Net cash provided by operating activities	200,616	180,086

Cash flow from investing activities:
Purchases of marketable securities	(368,450)	(391,693)
Sales and maturities of marketable securities	363,941	341,879
Purchases of property and equipment	(24,424)	(30,037)
Proceeds from disposal of property and equipment	6	419
Purchases of intangible assets	(1,230)	(1,500)
Maturity of note receivable	625	—

Net cash used in investing activities	(29,532)	(80,932)

Cash flow from financing activities:
Repurchase of common stock	(129,977)	(126,729)
Proceeds from exercise of stock options	49,994	34,461
Payments for taxes related to net share settlement of equity awards	(27,815)	(20,199)
Principal payments under finance lease obligations	(90)	(114)

Net cash used in financing activities	(107,888)	(112,581)

Net increase (decrease) in cash, cash equivalents and restricted cash	63,196	(13,427)
Cash, cash equivalents and restricted cash at beginning of period	75,332	88,759

Cash, cash equivalents and restricted cash at end of period	$138,528	$75,332

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income	$21,821	$23,816	$70,960	$91,572
Depreciation and amortization of property and equipment	7,440	7,225	29,236	26,556
Amortization of intangible assets	1,705	1,645	6,661	6,289
Income tax provision	7,883	1,276	18,437	10,465
Stock-based compensation	11,361	10,104	67,579	40,035
Total other income, net	(655)	(680)	(1,714)	(5,383)

Adjusted EBITDA	$49,555	$43,386	$191,159	$169,534

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP Cost of revenues	$23,728	$21,221	$89,439	$79,226
Less: Stock-based compensation	(1,080)	(801)	(3,782)	(2,767)
Less: Amortization of intangible assets	(1,620)	(1,620)	(6,481)	(6,189)

Non-GAAP Cost of revenues	$21,028	$18,800	$79,176	$70,270

GAAP Gross profit	$86,052	$73,580	$321,733	$283,737
Plus: Stock-based compensation	1,080	801	3,782	2,767
Plus: Amortization of intangible assets	1,620	1,620	6,481	6,189

Non-GAAP Gross Profit	$88,752	$76,001	$331,996	$292,693

GAAP Research and development	$22,399	$18,643	$81,289	$72,548
Less: Stock-based compensation	(3,230)	(3,615)	(10,750)	(13,502)
Less: Amortization of intangible assets	(85)	(25)	(180)	(100)

Non-GAAP Research and development	$19,084	$15,003	$70,359	$58,946

GAAP Sales and marketing	$22,159	$17,892	$76,487	$67,965
Less: Stock-based compensation	(1,967)	(1,484)	(6,323)	(5,785)

Non-GAAP Sales and marketing	$20,192	$16,408	$70,164	$62,180

GAAP General and administrative	$12,445	$12,633	$76,274	$46,570
Less: Stock-based compensation	(5,084)	(4,204)	(46,724)	(17,981)

Non-GAAP General and administrative	$7,361	$8,429	$29,550	$28,589

GAAP Operating expenses	$57,003	$49,168	$234,050	$187,083
Less: Stock-based compensation	(10,281)	(9,303)	(63,797)	(37,268)
Less: Amortization of intangible assets	(85)	(25)	(180)	(100)

Non-GAAP Operating expenses	$46,637	$39,840	$170,073	$149,715

GAAP Income from operations	$29,049	$24,412	$87,683	$96,654
Plus: Stock-based compensation	11,361	10,104	67,579	40,035
Plus: Amortization of intangible assets	1,705	1,645	6,661	6,289

Non-GAAP Income from operations	$42,115	$36,161	$161,923	$142,978

GAAP Net income	$21,821	$23,816	$70,960	$91,572
Plus: Stock-based compensation	11,361	10,104	67,579	40,035
Plus: Amortization of intangible assets	1,705	1,645	6,661	6,289
Less: Tax adjustment	(1,136)	(6,929)	(15,927)	(20,937)

Non-GAAP Net income	$33,751	$28,636	$129,273	$116,959

Non-GAAP Net income per share:
Basic	$0.87	$0.73	$3.31	$2.99

Diluted	$0.84	$0.71	$3.22	$2.87

Weighted average shares used in non-GAAP net income per share:
Basic	38,891	39,168	39,030	39,167

Diluted	40,031	40,440	40,118	40,740

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2021	2020
GAAP Cash flows provided by operating activities	$200,616	$180,086
Less:
Purchases of property and equipment, net of proceeds from disposal	(24,418)	(29,618)
Principal payments under finance lease obligations	(90)	(114)

Non-GAAP Free cash flows	$176,108	$150,354

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended December 31,
	2021	2020
GAAP Revenue	$109,780	$94,801
Plus: Current deferred revenue at December 31	257,872	213,494
Less: Current deferred revenue at September 30	(237,539)	(200,283)

Non-GAAP Calculated current billings	$130,113	$108,012

Calculated current billings growth compared to same quarter of prior year	20%	12%